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                     EMPLOYMENT AGREEMENT


          AGREEMENT dated as of June 1, 1995, by and between Interstate General Properties Limited Partnership S.E., a
Maryland Limited Partnership (the "Company") and Juan Manuel
Rivera (the "Executive"), a resident of Puerto Rico.

          Whereas, pursuant to a consulting agreement dated
December 15, 1993 (the "Consulting Agreement") the Company provides certain consulting services to El Comandante
Operating Company Inc. ("ECOC"); and

          Whereas, ECOC is the lessee and operator of the El
Comandante Race Track in Canovanas, Puerto Rico ("El
Comandante") pursuant to a lease agreement dated December 15, 1993 with Housing Development Associates S.E. ("HDA"); and

          Whereas, the Company is a managing partner of HDA and serves as HDA's management agent pursuant to a Management
Agreement dated December 15, 1993; and

          Whereas, Interstate General Company L.P. ("IGC") owns 100% of the partnership interests of the Company; and

          Whereas, Equus Gaming Company L.P. ("Equus") owns an
82% profits interest in HDA; and

          Whereas, IGC provides certain administrative and support services to Equus pursuant to a Master Support and Services Agreement dated December 9, 1994 (the "Support
Agreement"); and

          Whereas, Executive is currently an employee of the Company and officer of IGC and since December 15, 1993 has provided services to ECOC pursuant to the Consulting
Agreement; and

          Whereas, the Company and IGC wish to expand
Executive's responsibilities to include providing certain services to Equus pursuant to the Support Agreement;

          IN CONSIDERATION OF THE PREMISES and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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          1.   Employment.  The Company shall employ the
Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein. The Executive represents and warrants that neither the execution by him of this Agreement nor the performance by him of his duties and obligations hereunder will violate any agreement to which he is a party or by which he is bound.

          2. Term. The Company shall employ the Executive and the terms and conditions of this Agreement shall extend for an initial term commencing on June 1, 1995 and expiring on May 31, 1998, and thereafter for successive one-year terms provided, however, that either party may terminate this Agreement ninety (90) days after such party has delivered written notice to the other party of its intent so to terminate this Agreement.

          3. Position and Duties. The Executive shall continue to serve as Senior Vice President of the Company and IGC and shall serve as Executive Vice President of Equus. The Executive shall have such authority and responsibilities as shall be set forth in Exhibit A attached hereto captioned "Job Description and Delegation of Authority" as the same may be amended from time to time by the President or the Board of Directors (the "Board") of the Managing General Partner of IGC.

          4. Place of Performance. In connection with this employment by the Company, the Executive shall be based at ECOC's principal executive offices which, as of the date of this Agreement, are located in Canovanas, Puerto Rico.

          5.   Compensation.

          (a)  Base Salary.  The Executive shall receive a
Base Salary commencing as of June 1, 1995 at the rate of $180,000 per year, payable in substantially equal semi-monthly installments.

          (b) Benefit Plans. The Executive shall be eligible to participate in such benefit plans as may be established from time to time by the Company on the same basis as comparable senior executive employees of the Company. Any discretionary benefits under such plans shall be at the full discretion and determination of the Board.


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          (c)  Expenses.  During the term of his employment
hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures presently in effect for the Company's senior executive officers) in connection with his services herein. The Executive shall account to the Company for such expenses in accordance with Company policy.

          (d) Vacations. The Executive shall be entitled to the number of paid vacation days determined by the Company for its senior executive officers, which shall in any event be no less than 4 weeks per year. The Executive shall also be entitled to all paid holidays given to the Company's senior executive officers.

          (e) Certain Specified Benefits. In addition to benefits to which the Executive is eligible under subsection
(b) of this section, the Company shall provide for the Executive's business use a suitable automobile, together with payment of the cost of maintenance, insurance and operating expenses thereof, and the Executive shall be entitled to receive bonuses determined in accordance with the Bonus Plan set forth on Exhibit B attached hereto (collectively the "Specified Benefits").

          6. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

          7. Unauthorized Disclosure. During the period of his employment hereunder, and for a period of three (3) years thereafter, the Executive shall not, without the written consent of the Board or a person authorized by the Board, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Company or its Affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by
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the Executive of his duties as an executive of the Company
(e.g., disclosure to the Company's or its Affiliates' outside accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Company), any confidential information obtained by him while in the employ of the Company with respect to any of ECOC's, Equus', HDA's, the Company's or any of their respective Affiliates' products, services, customers, suppliers, marketing techniques, methods or future plans; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Executive shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this Agreement; provided, however, that the Executive (a) discloses to his attorney the provisions of this Section 7 and (b) agrees not to waive the attorney-client privilege with respect thereto.

          8.   Non-Competition.

          (a) While the Executive is employed by the Company hereunder, the Executive shall use his best efforts to make available to Equus business opportunities in the thoroughbred racing and gaming industry that come to his attention or to the attention of persons (other than natural persons) under his control.

          (b) While the Executive is employed by the Company hereunder and for a period of two (2) years thereafter (the "Non-Compete Period"), the Executive agrees that he shall not compete with ECOC, Equus, HDA, the Company or any of their respective Affiliates without the prior written consent of the Board. For purposes of this Agreement, the term "compete" shall mean (i) participating as a more than five (5%) percent stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or in any other individual or representative capacity in any business entity engaged in the business of thoroughbred racing operations or management or legalized gaming in the Caribbean, Central America or South America during the Non-Compete Period; or (ii) employing or soliciting for employment any employees of ECOC, Equus, HDA, the Company or any of their respective Affiliates.
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          (c)  In the event the restrictions against engaging
in a competitive activity contained in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, this
Section 8 shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (d) The Executive acknowledges that a breach of the restrictions against engaging in a competitive activity contained in this Section 8 will cause irreparable damage to the Company, Equus, HDA, or any of their respective Affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive and the Company agree that if the Executive breaches the restrictions against engaging in a competitive activity contained in this
Section 8, then the Company, Equus, HDA or any of their respective Affiliates shall be entitled to equitable relief, including but not limited to injunctive relief, without posting bond or other security.

          9.   Termination.  Upon termination of the
Executive's employment hereunder, all payment and benefit obligations of the Company hereunder shall immediately terminate except as follows:

          (a) In the event of a termination by the Executive, whether voluntarily or due to the Executive's death or disability, the Executive, or his estate, shall continue to receive his Base Salary and benefits (excluding the Specified Benefits) for which the Executive would remain eligible under the terms of the Company's benefit plans (collectively "Severance Compensation"), for a period commencing on the effective date of the Executive's termination determined by the Board (the "Termination Date") and ending six months following the Termination Date;

          (b) In the event of a Qualifying Termination (defined below) by the Company, the Executive shall receive Severance Compensation for a period commencing on the Termination Date and ending six months following the Termination Date;
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          (c)  For purposes of this Agreement, "Qualifying
Termination" shall mean any termination of the Executive by the Company other than a termination approved by the Board arising from the Executive's (1) willful, reckless or negligent inattention to the welfare of the Company,
(2) unethical conduct, (3) repeated disregard of the Company's written rules, policies and regulations, (4) conviction of a felony or other criminal offense relating to fraud or theft or
(5) failure or refusal by the Executive to perform his obligations under this Agreement, including any lawful directive of the Board, Chairman of the Board or President relating to the business of the Company or its Affiliates.

          10. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile transmission or when received by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               Interstate General Properties Limited
               Partnership
               650 Munoz Rivera Avenue
               Doral Building, 7th Floor
               Hato Rey, Puerto Rico  00918
               Attention:  President, Managing Partner

          If to the Executive:

               Mr. Juan Manuel Rivera
               Palma Sola O-A-11
               Garden Hills
               Guaynabo, PR  00966

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for
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herein.

          12. Headings. The recitals and section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          14. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice-of-law rules thereof).

          15. Miscellaneous. Except as provided in Section 16 below, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or director as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party so chosen.

          16. Assignment. Without consent of the Executive, the Company may assign the benefits and obligations under this Agreement to any Affiliate. Such assignment shall be binding upon the Executive and shall discharge the Company of its obligations hereunder.

          17.  Arbitration.

          (a) Any dispute or controversy arising between the Executive and the Company relating to this Agreement shall be submitted to private, binding arbitration, upon the written request of either the Executive or the Company, before a panel of three arbitrators, under the auspices of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of such dispute or controversy, the Company and the Executive shall independently and simultaneously select one arbitrator each, both of whom must have no past or present familial or business
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relationships with the parties and must possess expertise in the area of compensation of senior management employees.
These two arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials. These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, and their heirs, administrators, executors, successors, and assigns.
The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement. Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern. The Executive and the Company agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim. In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred. A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.

          (b) Notwithstanding the foregoing, any action brought by the Company seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

















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          IN WITNESS WHEREOF, the parties have executed this
Agreement on the date and year first above written.

                         INTERSTATE GENERAL PROPERTIES LIMITED
                         PARTNERSHIP, S.E.


                         By:  Interstate General Company,
                              L.P.,
                              its Managing Partner


                         By:  Interstate General Management
                              Corporation,
                              its Management Partner


                         By:  /s/ Donald G. Blakeman
                              --------------------------------
                              Name:  Donald G. Blakeman
                              Title:  Executive Vice President



                         JUAN MANUEL RIVERA


                         /s/ Juan Manuel Rivera
                         -----------------------------------


















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                                                     Exhibit B

                          BONUS PLAN


          Subject to the prorations set forth below, the Executive shall be entitled to an annual bonus equal to .33 percent of the cumulative amount of Basic Rent payable by ECOC to HDA during 1995 and each year thereafter pursuant to that certain Amended and Restated Lease Agreement dated December 15, 1993. Such bonus shall be payable on or before April 30, 1996 and each year thereafter with respect to Basic Rent paid by ECOC during the preceding year.
          In the event Executive's employment or this Agreement is terminated prior to completion of any year, the bonus for such year shall be prorated based on the number of days elapsed in such year prior to the date of such termination.